Exhibit 99.2

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer 412 227 2118 BallLM@koppers.com

Koppers Holdings Inc. Announces Promotion of Chief Financial Officer Leroy Ball

to Chief Operating Officer

PITTSBURGH, May 5, 2014 – Koppers Holdings Inc. (NYSE:KOP) announced that effective today Leroy M. Ball, Vice President and Chief Financial Officer, has been elected to the newly created position of Chief Operating Officer by the Koppers Holdings Inc. Board of Directors. Mr. Ball will also retain his current responsibilities as Chief Financial Officer in the interim until a successor is named.

Mr. Ball, age 45, has served as Vice President and Chief Financial Officer of Koppers Holdings Inc. and Koppers Inc. since August 2010. Prior to joining Koppers, Mr. Ball was Senior Vice President and Chief Financial Officer of Calgon Carbon Inc., a provider of services, products and solutions for purifying water and air.

Walt Turner, President and CEO of Koppers, said, “I am pleased to announce that the Board of Directors has elected Leroy M. Ball to the position of Chief Operating Officer effective May 5, 2014. In his new position, Leroy will be responsible for the various global business operations and the financial reporting for the company. The Board is excited and pleased to support Leroy in his new role.”

Mr. Turner continued, “Since joining Koppers, Leroy has been instrumental with our strategic growth activities, including the recent announcement of the acquisition of the Osmose Railroad Services and Wood Preservation businesses. I am confident that his global experience and financial acumen will continue to strengthen the company’s future as he focuses on our goals of achieving operational and financial excellence throughout our global operations.”

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, Canada, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

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Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.